                                                                     EXHIBIT 4.2
                                ONVIA.COM, INC.


                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT


                               December 20, 1999

                               TABLE OF CONTENTS
                               -----------------

                                                           Page
                                                           ----

1.   REGISTRATION RIGHTS................................    2

  1.1   Definitions.....................................    2
  1.2   Request for Registration........................    3
  1.3   Company Registration............................    4
  1.4   Form S-3 Registration...........................    5
  1.5   Obligations of the Company......................    5
  1.6   Furnish Information.............................    7
  1.7   Expenses of Registration........................    7
  1.8   Underwriting Requirements.......................    8
  1.9   Delay of Registration...........................    8
 1.10   Indemnification.................................    9
 1.11   Reports Under Securities Exchange Act of 1934...   11
 1.12   Assignment of Registration Rights...............   11
 1.13   Limitations on Subsequent Registration Rights...   12
 1.14   Market Stand-Off Agreement......................   12
 1.15   Termination of Registration Rights..............   13

2.   COVENANTS OF THE COMPANY...........................   13

  2.1   Delivery of Financial Statements................   13
  2.2   Right of First Offer............................   14
  2.3   Board Observer Seat.............................   15
  2.4   Use of Proceeds.................................   15
  2.5   Termination of Covenants........................   15

3.   MISCELLANEOUS......................................   16
  3.1   Successors and Assigns..........................   16
  3.2   Amendments and Waivers..........................   16
  3.3   Notices.........................................   16
  3.4   Severability....................................   17
  3.5   Governing Law...................................   17
  3.6   Counterparts....................................   17
  3.7   Titles and Subtitles............................   17
  3.8   Aggregation of Stock............................   17
  3.9   Waiver of Jury Trial............................   17
  3.10  Amendment and Restatement.......................   18
  3.11  Attorney's Fees.................................   18

                                                                     Exhibit 4.2

                                ONVIA.COM, INC.

            SECOND AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT
            -------------------------------------------------------


     This Onvia.com, Inc. Second Amended and Restated Investors' Rights Agreement (this "Agreement") is made as of the 20th day of December 1999, by and
                 ---------
among Onvia.com, Inc., a Washington corporation (the "Company"), the investors
                                                      -------
listed on Exhibit A hereto (each, an "Investor," and collectively, the
          ---------                   --------
"Investors") and the holders of the Company's common stock (the "Common Stock")
----------                                                       ------------
listed on Exhibit B hereto (each, a "Common Holder," and together, the "Common
          ---------                  --------------                     ------
Holders").
-------

                                    RECITALS
                                    --------

     A. Certain of the Investors hold shares of the Company's Series A Preferred Stock (the "Series A Preferred Stock"), the Company's Series B
                      ------------------------
Preferred Stock (the "Series B Preferred Stock") and/or shares of the Company's
                      ------------------------
Common Stock issued upon conversion thereof and possess registration rights, information rights and other rights pursuant to that certain Onvia.com, Inc., Investors' Rights Agreement dated as of September 30, 1999 by and among the Company and such certain Investors (the "Old Investors' Rights Agreement").
                                         -------------------------------

     B. The Company and certain of the Investors have entered into that certain Onvia.com, Inc. Series C Preferred Stock Purchase Agreement (the "Series C
                                                                  --------
Purchase Agreement") of even date herewith pursuant to which the Company desires
------------------
to sell to such certain Investors, and such certain Investors desire to purchase from the Company, shares of the Company's Series C Preferred Stock (the "Series
                                                                         ------
C Preferred Stock").
-----------------

     C. A condition to such certain Investors' obligations under the Purchase Agreement is that the Company, the Common Holders and the Investors enter into this Agreement in order to provide the Investors with, among other things, (1) certain rights to register shares of the Company's Common Stock issuable upon conversion of the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock held by the Investors, (2) certain rights to receive or inspect information pertaining to the Company and (3) a right of first offer with respect to certain issuances by the Company of its securities, all according to the terms and conditions, but subject to the limitations, set forth in this Agreement.

     D. The Company, the Investors and the Common Holders desire (1) to induce certain Investors to purchase shares of Series C Preferred Stock pursuant to the Purchase Agreement and (2) to terminate the Old Investors' Rights Agreement and to accept the rights and obligations set forth in this Agreement, by agreeing to the terms and conditions set forth below.

                                   AGREEMENT
                                   ---------

     In consideration of the foregoing recitals and the mutual promises set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

    1.   Registration Rights.  The Company, the Investors and the Common Holders
         -------------------
hereby covenant and agree as follows:

         1.1   Definitions.    For purposes of this Section 1:
               ------------

               (a) The terms "register," "registered," and "registration" refer
                              --------    ----------        ------------
to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act of 1933, as amended (the "Securities Act"), and the declaration or ordering of effectiveness of such
 --------------
registration statement or document;

               (b) The term "Registrable Securities" means (i) the shares of
                             ----------------------
Common Stock issuable or issued upon conversion of the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock, (ii) the shares of Common Stock issued to the Common Holders (the "Common Holders' Stock");
                                                   ----------------------
provided, however, that for the purposes of Section 1.2, 1.4 or 1.13 the Common Holders' Stock shall not be deemed Registrable Securities and the Common Holders shall not be deemed Holders, (iii) any other shares of Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares listed in
(i) and (ii) and (iv) the shares of Common Stock issued or issuable upon conversion or exercise of securities purchased by Holders pursuant to any right of first offer, right of first refusal or co-sale right set forth in the Agreements; provided, however, that the foregoing definition shall exclude in all cases any Registrable Securities sold by a person in a transaction in which his or her rights under this Agreement are not assigned. Notwithstanding the foregoing, Common Stock or other securities shall only be treated as Registrable Securities if and so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction or (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale;

               (c) The number of shares of "Registrable Securities then
                                            ---------------------------
outstanding" shall be determined by the number of shares of Common Stock
-----------
outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities;

               (d) The term "Holder" means any person owning or having the
                             ------
right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.12 of this Agreement;

               (e) The term "Form S-3" means such form under the Securities Act
                             --------
as in effect on the date hereof or any successor form under the Securities Act;

               (f) The term "SEC" means the Securities and Exchange Commission;
                             ---
and

          (g) The term "Qualified IPO" means a firm commitment underwritten
                        -------------
public offering by the Company of shares of its Common Stock pursuant to a registration statement under the Securities Act, the public offering price of which is not less than Twenty Dollars and Fifty-Seven Cents ($20.57) per share (appropriately adjusted for any stock split, dividend, combination or other recapitalization) and which results in aggregate cash proceeds to the Corporation of Thirty Million Dollars ($30,000,000) (net of underwriting discounts and commissions).

     1.2  Request for Registration.
          ------------------------

          (a) If the Company shall receive at any time after the earlier of (i) February 24, 2003, or (ii) six (6) months after the effective date of the first registration statement for a public offering of securities of the Company (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or an SEC Rule 145 transaction), a written request from the Holders of a majority of the Registrable Securities then outstanding that the Company file a registration statement under the Securities Act covering the registration of the Registrable Securities having an aggregate public offering price not less than Ten Million Dollars ($10,000,000) (net of underwriting discounts and commissions). Then the Company shall, within ten (10) days of the receipt thereof, give written notice of such request to all Holders and shall, subject to the limitations of subsection 1.2(b), use its commercially reasonable best efforts to effect as soon as practicable, and in any event within sixty (60) days of the receipt of such request, the registration under the Securities Act of all Registrable Securities which the Holders request to be registered within twenty (20) days of the mailing of such notice by the Company in accordance with
Section 3.3.

          (b) If the Holders initiating the registration request hereunder ("Initiating Holders") intend to distribute the Registrable Securities covered
  ------------------
by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.2 and the Company shall include such information in the written notice referred to in subsection 1.2(a). The underwriter will be selected by a majority in interest of the Initiating Holders and shall be reasonably acceptable to the Company. In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 1.5(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this
Section 1.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Holder; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

          (c) Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.2, a certificate signed by the President of the Company stating that in the good faith judgment of the board of directors of the Company (the "Board of
                                                              --------
Directors") it would be seriously detrimental to the Company and its
---------
stockholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than one hundred twenty (120) days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve-month period.

          (d) In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 1.2:

              (i) After the Company has effected two (2) registrations pursuant to this Section 1.2 and such registrations have been declared or ordered effective;

             (ii) During the period starting with the date sixty (60) days prior to the Company's good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a registration subject to Section 1.3 hereof; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or

           (iii) If the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 1.4 below.

          1.3  Company Registration.  If (but without any obligation to do so)
               --------------------
the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan or a transaction covered by Rule 145 under the Securities Act, a registration in which the only stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered, or any registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 3.3, the Company shall, subject to the provisions of
Section 1.8, cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered.

          1.4  Form S-3 Registration.  In case the Company shall receive from
               ---------------------
any Holder or Holders a written request or requests that the Company effect a registration on

Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

          (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

          (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.4: (i) if Form S-3 is not available for such offering by the Holders, (ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than Five Million Dollars ($5,000,000), (iii) if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors, it would be seriously detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than one hundred twenty (120) days after receipt of the request of the Holder or Holders under this Section 1.4; provided, however, that the Company shall not utilize this right more than once in any twelve month period, (iv) if the Company has, within the twelve (12) month period preceding the date of such request, already effected a registration on Form S-3 for the Holders pursuant to this Section 1.4, (v) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance or (vi) during the period ending one hundred eighty (180) days after the effective date of a registration statement subject to Section 1.3.

          (c) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. Registrations effected pursuant to this Section 1.4 shall not be counted as demands for registration or registrations effected pursuant to Sections 1.2.

     1.5  Obligations of the Company.  Whenever required under this
          --------------------------
Section 1 to effect the registration of any Registrable Securities, the Company shall use commercially reasonable best efforts to:

          (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to one hundred twenty (120) days. The Company shall not be required to file, cause to become effective or maintain the effectiveness of any registration statement that contemplates a distribution of securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

          (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for up to one hundred twenty (120) days.

          (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

          (d) Register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

          (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

          (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when (i) a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, such obligation to continue for one hundred twenty (120) days, or (ii) there is any stop order issued by the SEC suspending the effectiveness of such registration statement or the initiation of any proceedings for that purpose and the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of such procedure.

          (g) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

          (h) Provide a transfer agent and registrar for all Registrable Securities registered hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

               (i) Furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

          1.6  Furnish Information.  It shall be a condition precedent to the
               -------------------
obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities. The Company shall have no obligation with respect to any registration requested pursuant to Section 1.2 or Section 1.4 of this Agreement if, as a result of the application of the preceding sentence, the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price specified in subsection 1.2(a) or subsection 1.4(b)(2), whichever is applicable.

          1.7  Expenses of Registration.
               ------------------------

               (a)  Demand Registration.  All expenses (other than underwriting
                    -------------------
discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Section 1.2), including without limitation, all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel for the selling Holders selected by them with the approval of the Company, which approval shall not be unreasonably withheld, shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 1.2.

               (b)  Company Registration and Registration on Form S-3. All
                    -------------------------------------------------
expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications of Registrable Securities pursuant to Section 1.3 and Section 1.4 for each Holder (which right may be assigned as provided in Section 1.12), including (without limitation) all registration, filing, and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling Holder or Holders selected by them with the approval of the Company, which approval shall not be unreasonably withheld, shall be borne by the Company.

          1.8  Underwriting Requirements.  In connection with any offering
               -------------------------
involving an underwriting of shares of the Company's capital stock, the Company shall not be required under Section 1.3 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling stockholders according to the total amount of securities entitled to be included therein owned by each selling stockholder or in such other proportions as shall mutually be agreed to by such selling stockholders) but in no event shall (i) any shares being sold by a stockholder exercising a demand registration right similar to that granted in
Section 1.2 be excluded from such offering, (ii) the amount of securities of the selling Holders included in the offering be reduced below thirty percent (30%) of the total amount of securities included in such offering, unless such offering is the initial public offering of the Company's securities, in which case, except as provided in (i) the selling stockholders may be excluded if the underwriters make the determination described above and no other stockholder's securities are included or (iii) any securities held by a Common Holder be included if any securities held by any selling Holder are excluded. For purposes of the preceding parenthetical concerning apportionment, for any selling stockholder which is a holder of Registrable Securities and which is a partnership or corporation, the partners, retired partners and stockholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling stockholder," and any pro-rata reduction with
                       -------------------
respect to such "selling stockholder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling stockholder," as defined in this sentence.

          1.9  Delay of Registration.  No Holder shall have any right to
               ---------------------
obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

          1.10  Indemnification.  In the event any Registrable Securities are
                ---------------
included in a registration statement under this Section 1:

               (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Securities
Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the

Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange
                                                                        --------
Act"), against any losses, claims, damages, or liabilities (joint or several) to
---
which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material
 ---------
fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable to any Holder, underwriter or controlling person for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

          (b) To the extent permitted by law, each selling Holder will, severally and not jointly, indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, severally and not jointly, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.10(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further, however, that in no event shall any indemnity under this subsection 1.10(b) exceed the net proceeds from the offering received by such Holder.

          (c) Promptly after receipt by an indemnified party under this Section
1.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.10, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.10.

          (d) If the indemnification provided for in this Section 1.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; provided, however, that in no event shall any contribution by a Holder under this Subsection 1.10(d) exceed the net proceeds from the offering received by such Holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

          (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

          (f) The obligations of the Company and Holders under this Section 1.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

     1.11  Reports Under Securities Exchange Act of 1934.  With a view to
           ---------------------------------------------
making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

          (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

          (b) take such action, including the voluntary registration of its Common Stock under Section 12 of the Exchange Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

          (c) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

          (d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

     1.12  Assignment of Registration Rights.  The rights to cause the
           ---------------------------------
Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of at least two hundred fifty thousand (250,000) shares of such securities; provided, however, the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided further, however, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act. The foregoing notwithstanding, any Investor may assign its rights and obligations pursuant to this Section 1 to an affiliate or successor so long as such affiliate or successor agrees to be bound by the terms of this Agreement. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of a partnership who are partners or retired partners of such partnership (including spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the partnership; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under Section 1.

     1.13  Limitations on Subsequent Registration Rights.  From and after
           ---------------------------------------------
the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include such securities in any registration filed under Section 1.2 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of the Registrable Securities of the Holders which is included or (b) to make a demand registration which could result in such registration statement being declared effective prior to the earlier of either of the dates set forth in subsection 1.2(a) or within one hundred twenty (120) days of the effective date of any registration effected pursuant to Section 1.2.

     1.14  "Market Stand-Off" Agreement. Each Holder hereby agrees that,
           ----------------------------
during the period (up to, but not exceeding, one hundred eighty (180) days) specified by the Company and an underwriter of Common Stock or other securities of the Company, following the effective date of a registration statement of the Company filed under the Securities Act, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except (i) Common Stock included in such registration,
(ii) securities acquired pursuant to such registration statement, or (iii) securities acquired on the open market; provided, however, that:

            (a) such agreement shall be applicable only the first such registration statement of the Company which covers Common Stock (or other securities) to be sold on its behalf to the public in an underwritten offering; and

            (b) all officers and directors of the Company, all one-percent securityholders, and all other persons with registration rights (whether or not pursuant to this Agreement) enter into similar agreements;

            (c) such ag reement shall be on customary terms.

     In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period, and each Holder agrees that, if so requested, such Holder will execute an agreement in the form provided by the underwriter containing terms which are essentially consistent with the provisions of this Section 1.14.

     Notwithstanding the foregoing, the obligations described in this Section
1.14 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms which may be promulgated in the future, or a registration relating solely to an SEC Rule 145 transaction on Form S-4 or similar forms which may be promulgated in the future.

     1.15  Termination of Registration Rights.  No Holder shall be
           ----------------------------------
entitled to exercise any right provided for in this Section 1 after the earlier of (i) five (5) years following the consummation of a Qualified IPO or (ii) such time as Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such Holder's shares during a three (3)-month period without registration.

   2. Covenants of the Company.
      ------------------------

      2.1 Delivery of Financial Statements.  The Company shall deliver to
          --------------------------------
each Holder of at least two hundred fifty thousand (250,000) shares of Registrable Securities (other than a Holder reasonably deemed by the Company to be a competitor of the Company):

          (a) as soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company and statement of stockholder's equity as of the end of such year, and a statement of cash flows for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles ("GAAP"), and audited
                                                           ----
and certified by an independent public accounting firm of nationally recognized standing selected by the Company;

          (b) as soon as practicable, but in any event within thirty (30) days after the end of each of the first three (3) quarters of each fiscal year of the Company, an unaudited income statement, a statement of cash flows for such fiscal quarter and an unaudited balance sheet as of the end of such fiscal quarter;

          (c) within thirty (30) days of the end of each month, an unaudited income statement and a statement of cash flows and balance sheet for and as of the end of such month, in reasonable detail;

          (d) as soon as practicable, but in any event thirty (30) days prior to the end of each fiscal year, a budget and business plan as approved by the board of directors for the next fiscal year, prepared on a monthly basis, and, as soon as prepared, any other budgets or revised budgets prepared by the Company;

          (e) as soon as practicable after the Closing of the transactions contemplated in the Purchase Agreement and related Agreements, a written plan setting forth the Company's proposed use of the proceeds to be obtained from its sale of the Series C Preferred Stock; and

          (f) with respect to the financial statements called for in subsections
(b) and (c) of this Section 2.1, an instrument executed by the Chief Financial Officer or President of the Company and certifying that such financials were prepared in accordance with GAAP consistently applied with prior practice for earlier periods (with the exception of footnotes that may be required by GAAP) and fairly present the financial condition of the Company and its results of operation for the period specified, subject to year-end audit adjustment, provided that the foregoing shall not restrict the right of the Company to change its accounting principles consistent with GAAP, if the Board of Directors determines that it is in the best interests of the Company to do so.

          2.2  Right of First Offer.  Subject to the terms and conditions
               --------------------
specified in this Section 2.2, the Company hereby grants to each Major Investor (as hereinafter defined) a right of first offer with respect to future sales by the Company of its Shares (as hereinafter defined). For purposes of this
Section 2.2, a "Major Investor" shall mean any person who holds at least two
                --------------
hundred fifty thousand (250,000) shares of the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock (or the Common Stock issued or issuable upon conversion thereof) issued pursuant to the Purchase Agreement. For purposes of this Section 2.2, Major Investor includes any general partners and affiliates of a Major Investor. A Major Investor who chooses to exercise the right of first offer may designate as purchasers under such right itself or its partners or affiliates in such proportions as it deems appropriate.

          Each time the Company proposes to offer any shares of, or securities convertible into or exercisable for any shares of, any class of its capital stock ("Shares"), the Company shall first make an offering of such Shares to
        ------
each Major Investor in accordance with the following provisions:

          (a) The Company shall deliver a notice by certified mail ("Notice") to
                                                                     ------
the Major Investors stating (i) its bona fide intention to offer such Shares,
(ii) the number of such Shares to be offered and (iii) the price and terms, if any, upon which it proposes to offer such Shares.

          (b) Within fifteen (15) calendar days after delivery of the Notice, the Major Investor may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Shares which equals the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion and exercise of all convertible or exercisable securities then held, by such Major Investor bears to the total number of shares of Common Stock then outstanding (assuming full conversion and exercise of all convertible or exercisable securities). The Company shall promptly, in writing, inform each Major Investor that purchases all the shares available to it (each, a "Fully-Exercising Investor") of any other Major Investor's failure to do
   -------------------------
likewise. During the ten (10)-day period commencing after receipt of such information, each Fully-Exercising Investor shall be entitled to obtain that portion of the Shares for which Major Investors were entitled to subscribe but which were not subscribed for by the Major Investors that is equal to the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion and exercise of all convertible or exercisable securities then held, by such Fully-Exercising Investor bears to the total number of shares of Common Stock then outstanding and held by the Fully-Exercising Investors (assuming full conversion and exercise of all convertible or exercisable securities).

          (c) The Company may, during the 45-day period following the expiration of the period provided in subsection 2.2(b) hereof, offer the remaining unsubscribed portion of the Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within sixty
(60) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Major Investors in accordance herewith.

               (d) The right of first offer in this paragraph 2.2 shall not be applicable (i) to the issuance or sale of Common Stock (or options therefor) to employees, consultants and directors, pursuant to plans or agreements approved by the Board of Directors for the primary purpose of soliciting or retaining their services, (ii) to or after consummation of a Qualified IPO, (iii) to the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities, (iv) to the issuance of securities in connection with a bona fide business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise, (v) to the issuance of securities to financial institutions, lessors or vendors in connection with commercial credit arrangements, equipment financings, or similar transactions, (vi) to the issuance or sale of the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock or (vii) to the issuance of securities that, with unanimous approval of the Board of Directors, are not offered to any existing stockholder of the Company.

          2.3  Board Observer Seat.  For any meeting of the Board of
               -------------------
Directors, the Company shall allow one representative of GE Capital Equity Investments, Inc. ("GE") (the "Representative") designated from time to time by
                    --         --------------
GE to attend all meetings of the Board (and all committees thereof) in a non-voting observer capacity; reimburse GE for the Representatives's out-of-pocket expenses in connection with attending such meetings; provide to the Representative copies of all notices, minutes, consents and other materials that the Company provides to its directors in connection with meetings of the Board (or any committee thereof, as the case may be) at the same time such is given to its directors; and allow the Representative to participate in discussions of matters brought to the Board. The rights in this Section 2.3 are personal to GE and its affiliates and therefore may only be transferred or assigned with the prior consent of the Company, which consent will not be unreasonably withheld.

          2.4  Use of Proceeds.  The Company will use the proceeds of its
               ---------------
Series C Preferred Stock financing for expansion of the Company sales efforts, marketing efforts, general working capital purposes and retirement of debt.

          2.5  Termination of Covenants.
               ------------------------

               (a) The covenants set forth in Sections 2.1, 2.2, 2.3 and 2.4 shall terminate as to each Holder and be of no further force or effect (i) as of the closing date of a Qualified IPO or (ii) when the Company shall sell, convey, or otherwise dispose of or encumber all or substantially all of its property or business or merge into or consolidate with any other corporation (other than a wholly-owned subsidiary corporation) or effect any other transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of, provided that this subsection (ii) shall not apply to a merger effected exclusively for the purpose of changing the domicile of the Corporation.

               (b) The covenants set forth in Sections 2.1, 2.2, 2.3 and 2.4 shall terminate as to each Holder and be of no further force or effect when the Company first becomes subject to the periodic reporting requirements of Sections 13 or 15(d) of the Exchange Act, if this occurs earlier than the events described in Section 2.5(a) above.

     3.  Miscellaneous.
         -------------

          3.1  Successors and Assigns.  Except as otherwise provided in this
               ----------------------
Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties (including transferees of any of the Series A Preferred Stock, Series B Preferred Stock, or Series C Preferred Stock or any Common Stock issued upon conversion thereof). Any Investor may assign its rights and obligations under this Agreement to any of its affiliates or successors so long as such affiliate or successor agrees to be bound by the terms of this Agreement. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          3.2  Amendments and Waivers.  Any term of this Agreement may be
               ----------------------
amended or waived only with the written consent of (a) the Company, (b) the holders of a majority of the Company's Series A Preferred Stock then outstanding, (c) the holders of a majority of the Company's Series B Preferred Stock and (d) the holders of a majority of the Company's Series C Preferred Stock, not including the Common Holders' Stock; provided, however, that if such amendment has the effect of affecting the Common Holders' Stock (i) in a manner different than securities issued to the Investors and (ii) in a manner adverse to the interests of the holders of the Common Holders' Stock, then such amendment shall require the consent of the holder or holders of a majority of the Common Holders' Stock. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, and the Company.

          3.3  Notices.  Unless otherwise provided, any notice required or
               -------
permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by telegram or fax, or one hundred twenty (120) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party's address or fax number as set forth on the signature page on Exhibit A hereto or as subsequently modified by written
                         ---------
notice.

          3.4  Severability.  If one or more provisions of this Agreement are
               ------------
held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

          3.5  Governing Law.  This Agreement and all acts and transactions
               -------------
pursuant hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws.

          3.6  Counterparts.  This Agreement may be executed in two or more
               ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          3.7  Titles and Subtitles.  The titles and subtitles used in this
               --------------------
Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          3.8  Aggregation of Stock.  All shares of the Preferred Stock held
               --------------------
or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

          3.9  Waiver of Jury Trial.  EACH PARTY HERETO HEREBY WAIVES ITS
               --------------------
RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE AGREEMENTS, THE STOCK OR THE COMMON STOCK, OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION 3.9 HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS SHALL NOT BE SUBJECT TO ANY EXCEPTIONS.
EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, SUPPLEMENTS OR MODIFICATIONS TO (OR ASSIGNMENTS OF) THIS AGREEMENT. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL (WITHOUT A JURY) BY THE COURT.

          3.10  Amendment and Restatement.  Effective upon the closing of the
                -------------------------
sale and issuance of the Series C Preferred Stock pursuant to the Purchase Agreement, all provisions of, rights granted and covenants made in the Old Investors' Rights Agreement are hereby waived, released and terminated in their entirety and shall have no further force or effect whatsoever. The rights and covenants contained in this agreement set forth the sole and entire agreement among the Company, the investors, and the common holders on the subject matter hereof and supersede any and all rights granted or covenants made under any prior agreement with respect to the subject matter hereof including the Old Investors' Rights Agreement. Notwithstanding the foregoing, this Amendment does not supersede, and is subject to, any notice and waiver of notice of registration rights executed by a party hereto before, on or after the date of this Agreement.

          3.11  Attorneys' Fees.  If any action at law or in equity is
                ---------------
necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

                            [Signature Page Follows]

     The parties have executed this Onvia.com, Inc. Second Amended and Restated Investors' Rights Agreement as of the date first above written.

                                    COMPANY:

                                    ONVIA.COM, INC.,
                                    a Washington corporation


                                    By:  /s/ Glenn Ballman
                                         -----------------

                                    Name:  Glenn Ballman
                                           -------------
                                              (print)
                                    Title:  President
                                            ---------

                                    Address:  1000 Dexter Avenue
                                              Suite 400
                                              Seattle, WA  98104

                [COUNTERPART SIGNATURE PAGE TO ONVIA.COM, INC.
            SECOND AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT]

                                    INVESTORS:

                                    MOHR, DAVIDOW VENTURES V, L.P.

                                    By:  Fifth MDV Partners, LLC
                                         Its General Partner



                                    By:
                                        ---------------------------------
                                                     Member



                                    MOHR, DAVIDOW VENTURES V, L.P. as nominee for MDV Entrepreneurs' Network Fund II (A), L.P. and MDV Entrepreneurs' Network Fund II
                                    (B), L.P.

                                    By:  Fifth MDV Partners, LLC
                                         Its General Partner


                                    By:
                                        ---------------------------------
                                                     Member



                 [COUNTERPART SIGNATURE PAGE TO ONVIA.COM, INC.
            SECOND AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT]

                                    INVESTORS:

                                    INTERNET CAPITAL GROUP, INC.



                                    By:
                                       --------------------------------------
                                         Kenneth A. Fox, Managing Director


                                    GE CAPITAL EQUITY
                                    INVESTMENTS, INC.


                                    By:
                                       --------------------------------------

                                    Its:
                                       --------------------------------------

                                    RIT VENTURES I LLC


                                    By:
                                       --------------------------------------

                                    Its:
                                       --------------------------------------

                 [COUNTERPART SIGNATURE PAGE TO ONVIA.COM, INC.
            SECOND AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT]

                                    SERIES A INVESTORS:

                                    ----------------------------------
                                    (Print Name of Purchaser)


                                    By:
                                       -------------------------------
                                    Name:
                                          ----------------------------
                                                    (Print Name)

                                    Title:
                                          ----------------------------

                                    Address:
                                           ----------------------------
                                           ----------------------------
                                           ----------------------------

                                    INVESTORS:

                                    --------------------------------
                                    (Print Name of Purchaser)

                                    --------------------------------
                                    By:
                                       -----------------------------
                                    Name:
                                         ---------------------------
                                                  (Print Name)

                                    Title:
                                          --------------------------

                                    Address:
                                            --------------------------
                                            --------------------------
                                            --------------------------

                                    Fax:

                                            --------------------------

                [COUNTERPART SIGNATURE PAGE TO ONVIA.COM, INC.
           SECOND AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT]

                                    COMMON HOLDERS:



                                    -----------------------------
                                    (Print Name of Common Holder)

                                    By:
                                       --------------------------
                                         Signature

                                    Address:
                                            --------------------------
                                            --------------------------
                                            --------------------------


                [COUNTERPART SIGNATURE PAGE TO ONVIA.COM, INC.
           SECOND AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT]

                                   EXHIBIT A
                                   ---------

                                   INVESTORS
                                   ---------




Mohr, Davidow Ventures V, L.P.
2775 Sand Hill Road
Suite 240
Menlo Park, CA  94025

Mohr, Davidow Ventures V, L.P.
as nominee for MDV Entrepreneurs'
Network Fund II (A), L.P. and MDV
Entrepreneurs' Network Fund II (B), L.P.

Stanford University
Attn:  Carol Gilmer
Stanford, CA  94305

Internet Capital Group, Inc.
44 Montgomery Street
Suite 3705
San Francisco, CA  94104

GE Capital Equity Investments, Inc.
120 Long Ridge Road
Stamford, CT  06927

Allen & Co.
711 5th Avenue
New York, NY  10022

Riverside Holdings II, L.P.
One Atlantic Street, 4th Floor
Stamford, CT  06901

Gary Meehan
Suite 212 - 1008 Hower Street
Vancouver, B.C.
V6B 2X1

Jayson Carmichael
P. O. Box 38088
King Edward Mall
Vancouver, BC
V5Z 4L9

Mark Calvert
Suite 302 - 209 1/2 1st Avenue
Seattle, WA  98104

Brian Hilgendorf
15412 29th Avenue, S.E.
Mill Creek, WA 98012

Arnold Blinn
9401 N.E. 27th Street
Bellevue, WA  98004

Will Poole
4050 134th Avenue N.E.
Bellevue, WA  98005

David Bell
Warburg Dillon & Read
677 Washington Blvd.
Stamford, CT 06901

Allan Adler
c/o MSI Consulting Group
4700 42nd Avenue SW, Suite 400
Seattle, WA  98116

George Baker
c/o Ovation Communications
Nicholson House
Nicholson Walk
Maidenhead
Berkshire SL61RQ
United Kingdom

Anson Brooks
2009 Broadmoor Drive East
Seattle, WA  98112

Tim Buckley
c/o Visio
520 Pike Street, Ste. 1800
Seattle, WA  98101

C&H Associates
Clinton T. Mead, Manager
P.O. Box 3946
Bellevue, WA  98009

Thomas Cable
9623 S.E. 16th
Bellevue, WA  98004

Jeff Canin
9604 11th Avenue N.E.
Kirkland, WA  98033

David W. Chase
6309 N.E. 138th Place
Kirkland, WA 98034

Charles deLaChappelle
3206 Home Drive
Yakima, WA 98902

Rowland Hanson
15127 N.E. 24th, Suite 111
Redmond, WA 98052

Peter Joers
8819 N.E. 14th
Clyde Hill, WA 98004

Madrona Investment Group
c/o Tom Alberg
1000 2nd Avenue, Ste. 3700
Seattle, WA  98104

Oki Enterprises, LLC
10838 Main Street
Bellevue, WA  98004

Mike Pickett
4640 Admiralty Way, 5th Fl
Marina del Rey, CA  90292

Scott Sandell
Park Hyatt, S.F.
c/o NEA
33 Batley Street
San Francisco, CA 94111

Martin Tobias
c/o Encoding.com
3406 Union E.
Seattle, WA  98122

Grosvenor Select LP
c/o C. Bowdoin Train
1717 Pennsylvania Ave., Ste. 225
Washington D.C. 20006

Wally Walker
c/o Seattle Sonics
490 Fifth Avenue, North
Seattle, WA  98109

VLGI 1999
2800 Sand Hill Road
Menlo Park, CA

Cascadia Capital
5350 Carillon Point
Kirkland, WA  98033

William W. Ericson
4750 Carillon Point
Kirkland, WA  98033

Christopher J. Hurley
4750 Carillon Point
Kirkland, WA 98033

Glenn Ballman
209  1/2 1st Avenue, Ste. 302
Seattle, WA  98104

Internet Capital Group
435 Devon Park Drive
800 Safeguard Bldg.
Wayne, PA  19087

Van Wagoner Funds
345 California Street, Ste. 2450
San Francisco, CA  94104

Amerindo Technology Growth Fund II
(c/o Amerindo Investments Advisors, Inc.)
43 Upper Grosvenor Street
London W1X 9PG UK

Emeric McDonald
One Embarcadero, #2300
San Francisco, CA  94104

Aman Ventures
10539 Bellagio Road
Los Angeles, CA  90077

Comdisco, Inc.
6111 North River Road
Rosemont, IL  60018
Attn: Jill Hanses

Credit Suisse First Boston Venture Fund I, L.P.
2400 Hanover Street
Palo Alto, CA  94304

William Blair & Company
222 W. Adams
Chicago, IL  60606

Vertex Capital II LLC
150 W. Lake Street
Wayzata, MN 55391

Access Technology Partners, L.P.
One Bush Street, 12th Floor
San Francisco, CA  94104

Bayview 99 I, L.P.
555 California Street, Ste. 2600
San Francisco, CA  94104
Attn: Jennifer Sherrill

Bayview 99 II, L.P.
555 California Street, Ste. 2600
San Francisco, CA  94104
Attn: Jennifer Sherrill

RIT Ventures, L.L.C.
1 Atomic Street, 4th Floor
Stamford, CT  06901

Matthew O. Fitzmaurice
150 W. Lake Street
Wayzata, MN 55391
J. Makr and Norma Calvert
13208-136th  Avenue NE
Kirkland, WA  98034

Mark J. Handfelt
4750 Carillon Point
Kirkland, WA  98033

Hambrecht & Quist California
One Bush Street, 12th Floor
San Francisco, CA  94104

Van Wagoner Capital Partners
345 California Street, Ste. 2450
San Francisco, CA  94104

Anthony Cuilla
1080 Sunshine Circle
Danville, CA  94506

James Stableford
(c/o Amerindo Investments Advisors, Inc.)
43 Upper Grosvenor Street
London W1X 9PG UK

H&Q EemployeeVenture Fund 2000, L.P.
One Bush Street, 12th Floor
San Francisco, CA  94104

Joaquin Garcia-Larrieu

William S. Slattery

Gordon Empey
4750 Carillon Point
Kirkland, WA  98033

Access Technology Partners Brokers Fund, L.P.
One Bush Street, 12th Floor
San Francisco, CA  94104

Ivan Gaviria
4750 Carillon Point
Kirkland, WA  98033

                                   EXHIBIT B
                                   ---------

                                 COMMON HOLDERS
                                 --------------

Glenn Ballman
c/o Onvia.com, Inc.
1000 Dexter Avenue, Suite 400
Seattle, WA  98104

Rob Ayer
c/o Onvia.com, Inc.
1000 Dexter Avenue, Suite 400
Seattle, WA  98104

Kent Patterson
c/o Onvia.com, Inc.
1000 Dexter Avenue, Suite 400
Seattle, WA  98104

Ross Paul
c/o Onvia.com, Inc.
1000 Dexter Avenue, Suite 400
Seattle, WA  98104

Eden Clark
c/o Onvia.com, Inc.
1000 Dexter Avenue, Suite 400
Seattle, WA  98104

Kristen Hamilton
c/o Onvia.com, Inc.
1000 Dexter Avenue, Suite 400
Seattle, WA  98104

Darren Popoff
c/o Onvia.com, Inc.
1000 Dexter Avenue, Suite 400
Seattle, WA  98104

Andy Fedak
209  1/2 1st Avenue
Suite 302
Seattle, WA  98104

Gary Meehan
1008 Homer Street
Suite 205
Vancouver, BC V6B 2X1

Jill Popoff
1000 Dexter Avenue, Suite 400
Seattle, WA  98104

Ben Richardson
1000 Dexter Avenue, Suite 400
Seattle, WA  98104

Trevor Orr
1008 Homer Street
Suite 205
Vancouver, BC V6B 2X1

Linda Collings
1008 Homer Street
Suite 205
Vancouver, BC V6B 2X1

Esko Heikkila
1008 Homer Street
Suite 205
Vancouver, BC V6B 2X1

Bliss Mott
1008 Homer Street
Suite 205
Vancouver, BC V6B 2X1

VLG Investments 1999
2800 Sand Hill Road
Menlo Park, CA

William W. Ericson
4750 Carillon Point
Kirkland, WA  98033

Scott Lees
1000 South Road, Unit 5
Belmont, CA  94002

Wendy Ayer
1000 Dexter Avenue, Suite 400
Seattle, WA  98104

Erica Lechner
1008 Homer Street
Suite 205
Vancouver, BC V6B 2X1